EXHIBIT V

EIB Group

Reconciliation of the Consolidated Financial Statements of the EIB Group

as at 31 December 2018 prepared in accordance with EU Accounting Directives and IFRS

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2018 (in EUR ‘000)

		EU Accounting Directives			Adjustment	IFRS
ASSETS		12/31/2018			Ref.	12/31/2018
1.	Cash in hand, balances with central banks and post office banks		141 830	0			141 830

2.	Treasury bills and other bills eligible for refinancing with central banks		33 781 528	78 664	A.2, B.1		33 860 192

3.	Loans and advances to credit institutions
	a) repayable on demand	944 701		- 9	A.3	944 692
	b) other loans and advances	51 394 248		6 872	A.3, B.4	51 401 120
	c) loans	115 700 899		1 424 883	A.3, B.4	117 125 782
	d) impairment on loans and advances, net of reversals	- 73 705		- 132 568	C	- 206 273
			167 966 143				169 265 321
4.	Loans and advances to customers
	a) other loans and advances	452 890		- 191	A.3, B.4	452 699
	b) loans	314 980 169		17 991 815	A.3, B.4	332 971 984
	c) impairment on loans and advances, net of reversals	- 456 469		- 205 341	C	- 661 810
			314 976 590				332 762 873
5.	Debt securities including fixed-income securities
	a) issued by public bodies	3 876 481		48 441	A.2, B.1	3 924 922
	b) issued by other borrowers	12 380 350		- 7 528	A.2, B.1	12 372 822
			16 256 831				16 297 744

6.	Shares and other variable-yield securities		6 269 704	2 721 034	B.2		8 990 738

7.	Participating interests		271 111	- 271 111	B.3		0

8.	Derivative assets		0	42 738 221	A.1		42 738 221

9.	Property, furniture and equipment		256 568	0			256 568

10.	Intangible assets		23 798	0			23 798

11.	Other assets		74 885	- 6 876	A.1		68 009

12.	Subscribed capital and reserves, called but not paid		0	0			0

13.	Prepayments		17 267 486	- 17 057 656	A.1, A.2, A.3, A.5, B.1, B.4		209 830

	TOTAL ASSETS		557 286 474				604 615 124

LIABILITIES AND EQUITY		12/31/2018			Ref.	12/31/2018
1.	Amounts owed to credit institutions
	a) repayable on demand	4 122 978		- 1 298	A.4	4 121 680
	b) with agreed maturity dates or periods of notice	93 390		69	A.4	93 459
			4 216 368				4 215 139
2.	Amounts owed to customers
	a) repayable on demand	1 791 083		0		1 791 083
	b) with agreed maturity dates or periods of notice	10 976		0		10 976
			1 802 059				1 802 059
3.	Debts evidenced by certificates
	a) debt securities in issue	441 703 219		32 199 229	A.5	473 902 448
	b) others	13 680 627		2 448 774	A.5	16 129 401
			455 383 846				490 031 849

4.	Derivative liabilities		0	31 162 762	A.1		31 162 762

5.	Other liabilities		863 847	874 785	A.1, A.3, E		1 738 632

6.	Deferred income		19 272 180	- 18 888 949	A.1, A.2, A.3, A.4, A.5, B.1, B.4, G		383 231
7.	Provisions
	a) pension plans and health insurance scheme	3 081 729		2 621 375	D	5 703 104
	b) provision for guarantees issued and commitments	30 014		61 280	C	91 294
			3 111 743				5 794 398

	TOTAL LIABILITIES		484 650 043				535 128 070

8.	Capital
	a) subscribed	243 284 155		0		243 284 155
	b) uncalled	- 221 585 020		0		- 221 585 020
			21 699 135				21 699 135
9.	Consolidated reserves
	a) reserve fund	24 328 415		0		24 328 415
	b) additional reserves	10 995 618		- 4 031 164	A-G	6 964 454
	c) fair value reserve	0		771 949	A.1, A.5, B.2	771 949
	d) special activities reserve	9 626 707		0		9 626 707
	e) general loan reserve	2 736 047		0		2 736 047
			47 686 787				44 427 572

10.	Profit for the financial year		2 392 824	967 523	A-G		3 360 347
	Total equity attributable to the equity holders of the Bank						69 487 054
11.	Non-controlling interests		857 685	- 857 685	E		0

	TOTAL EQUITY		72 636 431				69 487 054

	TOTAL LIABILITIES AND EQUITY		557 286 474				604 615 124

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

Consolidated income statement for the period ended December 31, 2018 (in EUR ‘000)

		EU Accounting Directives			Adjustment	IFRS
		2018			Ref.	2018

1.	Interest and similar income		24 729 733	- 7 569	A.1, A.2, A.3, B.1, B.4		24 722 164

2.	Interest expense and similar charges		- 21 538 862	- 74 177	A.1, A.4, A.5, E		- 21 613 039

3.	Income from shares and other variable-yield securities		421 381	0			421 381

4.	Fee and commission income		361 557	12 984	G		374 541

5.	Fee and commission expense		- 180 975	0			- 180 975

6.	Result on financial operations		- 91 206	1 162 195	A.1, A.2, A.3, A.5, B.1, B.2, B.3, B.4		1 070 989

7.	Other operating income		7 305	- 981	F		6 324

8.	Change in impairment on loans and advances and provisions for guarantees, net of reversals		- 111 712	- 79 212	C		- 190 924

9.	Change in impairment on transferable securities held as financial fixed assets, shares and other variable-yield securities, net of reversals		- 9 270	- 6 042	A.2, B.2, B.3, C		- 15 312

10.	General administrative expenses
	a) staff costs	- 849 774		- 57 641	D	- 907 415
	b) other administrative expenses	- 283 921		1	D	- 283 920
			- 1 133 695				- 1 191 335

11.	Depreciation and amortisation: property, furniture and equipment and intangible assets
	a) property, furniture and equipment	- 30 526		0		- 30 526
	b) intangible assets	- 12 347		0		- 12 347
			- 42 873				- 42 873

12.	Profit/loss for the financial year		2 411 383				3 360 941
Attributable to:
	Non-controlling interests		18 559	- 17 965	E		594

	Equity holders of the Bank		2 392 824				3 360 347

Valuation and income recognition differences between IFRS and EU Accounting Directives

A                                       Financial assets and liabilities designated at fair value through profit or loss or carried at amortised cost (including hedge accounting)

1                      Derivative assets and liabilities

a            Treasury derivatives

Under EU Accounting Directives, derivative instruments in the trading portfolios are marked to market and recorded under “Other assets” or “Other liabilities”.

Issuance fees are not amortised and they are recorded under “Interest payable and similar charges”.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under IFRS, all derivative assets and liabilities are recognised on the balance sheet and measured at fair value through profit or loss.

Under IFRS, Credit valuation adjustments (CVA), Debit valuation adjustments (DVA) and Collateral Value Adjustment (CollVA) are included in the fair valuation of derivatives.

Changes in fair value of derivatives are recognised in the income statement under “Result on financial operations”.

b            Derivatives and hedging activities

Under EU Accounting Directives, hedging derivative instruments are not recognised on the balance sheet. They are reported off balance sheet at nominal amount.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related derivatives under “Interest payable and similar expense”.

The amortisation of premium/discount of FX swaps and FX forwards is recorded under “Interest payable and similar expense” and “Interest receivable and similar income”.

Under IFRS, all derivative assets and liabilities are recognised on the balance sheet and measured at fair value through profit or loss.

The amortisation of premium discount of FX swaps and FX forwards are recorded under “Result on financial operations”.

Under IFRS, CVA, DVA and CollVA are included in the fair valuation of derivatives.

For derivatives used in hedge accounting, the gain or loss of the designated part of the hedging instrument is recognised in the income statement. In addition, the Group separates the fair value of the currency basis spread (CBS) from the hedging instruments and applies a dedicated accounting treatment. The initial CBS amount, measured at the date of designation, is recorded under “Other comprehensive income” (OCI) and is amortised in linearly over the residual lifetime of the hedge in the income statement. Subsequent changes in the fair value of the CBS are recognised directly in OCI.

For derivatives used in hedge accounting, upfront fees or redemption premiums are amortised over the period to maturity of the related derivative, unless these derivatives are not designated to hedge accounting, in which case they are recognised immediately under “Result on financial operations”.

Changes in fair value of derivatives are recognised in the income statement under “Result on financial operations”.

Under IFRS, the Group has two transactions that meet the offsetting of financial assets and financial liabilities criteria.

2                      Debt securities portfolios

Under EU Accounting Directives, debt securities portfolios are recorded at purchase price and measured at amortised cost. Accrued interest and accrued premium/discounts are recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, the Group applies hedge accounting for eligible hedged debt securities. The carrying amount of these securities is adjusted for the fair value attributable to the risk being hedged. Economically hedged debt securities that cannot be included in hedge accounting are designated on initial recognition irrevocably to the fair value option and measured at fair value through profit or loss.

Accrued interest and accrued premium/discount are reported on the balance sheet within the caption of the instrument to which they relate.

Changes in fair value and hedge fair value of hedged debt securities are recognised in the income statement under “Result on financial operations”.

3                      Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”. Under EU Accounting Directives, the up-front fees on loans are amortised and recognised in profit and loss under “Interest and similar income”.

Under IFRS, the Group applies hedge accounting to eligible hedged loans. The carrying amount of these loans is adjusted for the fair value attributable to the risk being hedged. Economically hedged loans that cannot be included in hedge accounting are designated irrevocably on initial recognition to the fair value option and are measured at fair value through profit or loss.

Changes in fair value and hedge fair value of loans are recognised in the income statement under “Result on financial operations”.

Accrued interest is reported on the balance sheet within the balance of the asset to which it relates.

Accrued interest on loans and advances which are Credit Impaired are reversed under “Interest receivable and similar income”.

Under IFRS the up-front fees on loans:

• are recognised immediately under “Result on financial operations” in the income statement for the loans that are designated to the fair value option,

• are amortised over the maturity of the loan and recognised in balance sheet under “Loans and advances to credit institutions and customers” for the loans that are designated to hedge accounting and/or amortised cost.

Transitory accounts on loans are reclassified from “Other liabilities” to the loan balance to which they relate.

4                      Amounts owed to credit institutions

Under EU Accounting Directives, “Amounts owed to credit institutions” are presented in the financial statements at their redemption amounts.

Interest on amounts owed to credit institutions is recorded in the profit and loss account on an accruals basis in “Interest payable and similar charges” or “Interest and similar income” if interest is negative. Accrued interest is included either in “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, “Amounts owed to credit institutions” are initially recorded at cost and presented in the financial statements at amortised cost.

Interest on amounts owed to credit institutions is recorded in the income statement as “Interest expense and similar charges” or “Interest and similar income” using the effective interest method.

5                      Debts evidenced by certificates

Under EU Accounting Directives, debts evidenced by certificates are recorded at amortised cost. Accrued interest is recorded under balance sheet item “Accruals and deferred income” or “Prepayments and accrued income”. Issuance fees and redemption premiums or discounts are amortised on a straight line basis and subsequently recognised in the income statement under “Interest expenses and similar charges”.

Under IFRS, the Group applies hedge accounting to a significant portion of its hedged issued debt whenever these are eligible. The carrying amount of debts evidenced by certificates is adjusted for the fair value attributable to the risk being hedged. Economically hedged debts evidenced by certificates that cannot be included in hedge accounting are irrevocably designated on initial recognition to the fair value option and measured at fair value through profit or loss.

Changes in fair values and hedge fair values of debts evidenced by certificates are recognised in the income statement under “Result on financial operations”.

Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related debts evidenced by certificates, unless those debts evidenced by certificates are measured at fair value through profit or loss, in which case there is no amortization and are recognised immediately under “Result on financial operations”.

For debts evidenced by certificates designated to the fair value option, changes in own credit adjustments (OCA) are recorded in OCI in the “fair value reserve”.

Under IFRS, the Group has one transaction that meets the offsetting of financial assets and financial liabilities criteria.

B                                       Financial assets mandatorily classified at fair value through profit or loss

1                      Debt securities portfolios

Under EU Accounting Directives, debt securities portfolios with the exception of the Securities Liquidity Portfolio are recorded at purchase price and measured at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, debt securities which are not eligible for amortised cost classification, are classified as measured at fair value through profit or loss.

Changes in fair value of these debt securities are recognised in the income statement under “Result on financial operations”.

Accrued interest is reported on the balance sheet within the balance of the instrument to which they relate, while any discount / premiums are recognised immediately under “Result on financial operations” in the income statement.

2                      Shares and other variable-yield securities

Under EU Accounting Directives, shares and other variable-yield securities are initially recorded at acquisition cost. Their carrying value is subsequently adjusted to the lower of cost or market value at each balance sheet date.

Under IFRS, shares and other variable-yield securities are carried at fair value with changes in fair value reflected directly in the income statement under “Result on financial operations”, except for investment in European Bank for Reconstruction and Development (EBRD) whose fair value changes are reflected in OCI.

3                      Participating interests

Under EU Accounting Directive, “Participating interests” are accounted based on equity accounting using methods consistent with the Group’s accounting policies. Respective value adjustments are recorded under “Value (re-)adjustments in respect of transferable securities held as financial fixed assets, participating interests and shares in affiliated undertakings”.

Under IFRS, participating interests are included within “Shares and other variable-yield securities” and respective value adjustments are recorded in “Result on financial operations”.

4                      Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”. Under EU Accounting Directives, the up-front fees on loans are amortised and recognised in profit and loss under “Interest and similar income”.

Under IFRS, loans which are not eligible for amortised cost, are classified as measured at fair value through profit or loss. The up-front fees on these loans are recognised at inception under “Result on financial operations” in the income statement.

Changes in fair value of loans are recognised in the income statement under “Result on financial operations”.

C                                       Impairment of financial assets measured at amortised cost and loan commitments

Under EU Accounting Directives, value adjustments on loans and advances are only recorded where there is a risk of non-recovery of all or part of their amounts. These value adjustments are accounted for in the profit and loss account as “Value (re-)adjustments in respect of loans and advances and provisions for contingent liabilities” and are deducted from the appropriate asset items on the balance sheet.

Under IFRS, the Group is required to recognise a loss allowance for all loans and debt securities measured at amortised cost as well as off-balance sheet loan commitments. This allowance is based on either lifetime Expected Credit Loss (ECL), if either there has been a significant increase in credit risk since initial recognition or the instrument is considered as being credit-impaired or otherwise on 12-months ECL.

Depending on the nature of the financial instrument, the ECL allowances are deducted from the respective asset items on the balance sheet. For off-balance sheet items, a provision for credit loss is reported under “ Provisions b) provisions for guarantees issued and commitments”.

Changes in the ECL allowances are recorded in the income statement either under:

• “Change in impairment on loans and advances and provisions for guarantees, net of reversals” for loans and loan commitments or

• “Change in impairment on transferable securities held as financial fixed assets and other variable-yield securities, net of reversals” for debt securities.

D                                       Pension funds

Under EU Accounting Directives, a 10% corridor approach is adopted, whereby prior year cumulative actuarial surpluses or deficits in excess of 10% of the commitments for retirement benefits are recognised over the expected average remaining service lives of the plan’s participants.

Under IFRS, the Group applies IAS 19 revised for determining the fair value of its post-employment defined benefit obligation.

Cumulative actuarial surpluses and deficits are recognised in full in “Other comprehensive income”. Adjustment to staff and interest costs is recognised under “General administrative expenses”.

E                                       Non-controlling interest adjustment

As at year end, the Group consists of the European Investment Bank (the EIB) and the European Investment Fund (the EIF).

The EU MICROFINANCE PLATFORM FCP-FIS (the EUMPF) was deconsolidated and related non-controlling interest derecognised when the remaining Senior Units that were owned by the EIB were fully repaid on 28 September 2018 as this event triggered the loss of control on EUMPF for the Group.

The EIB granted a put option to the minority shareholders on the entire holding of its subsidiary, the EIF.

Under EU Accounting Directives, the non-controlling interest is recorded in a separate line in the consolidated balance sheet. The put option is recorded in the off-balance sheet of the Group.

Under IFRS, non-controlling interest is recorded under caption “Other liabilities”. The related put option is fair valued and changes in fair value of the put option are recorded under “Interest expense and similar charges”.

F                                        Other operating income

Under IFRS, the loan related fees recognised under this caption in EU Accounting Directives, are reclassified under “Result on financial operations” in the income statement for the loans that are recorded under the fair value option.

G                                      Fee and commission income

The Group recognises under EU Accounting Directives and under IFRS fee and commission income from revenues that are satisfied over time on an accruals basis over the service period. Fee and commission income earned from providing or fulfilling point-in-time services (e.g. performance-linked) is recognised when the service has been completed.

Since 2018, the Group has established for certain mandates an updated deferred income mechanism in order to ensure a smoother recognition of the revenue in line with the services/costs incurred for the whole duration of the mandate.

While the deferral mechanism was only applied prospectively under EU Accounting Directives for the first time application, the Group used the modified retrospective approach under IFRS, i.e. recognising the cumulative impact at transition in equity.